EXHIBIT 10.58

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 4, 2014 (the “Effective Date”) by and between BioTime, Inc., a California corporation (the “Company”) and each of the undersigned identified on the signature page attached hereto (each such undersigned, individually and/or collectively, as applicable, a “Purchaser").

ARTICLE 1.
PURCHASE AND SALE OF SHARES AND WARRANTS

1.1                Sale of Series A Shares.  Each Purchaser hereby irrevocable agrees to purchase from the Company, and the Company agrees to sell to each Purchaser pursuant to the Registration Statement (as defined below) the number of shares of Series A Convertible Preferred Stock (“Series A Shares”) shown beneath such Purchaser’s signature on the signature page of this Agreement, at the price of $50 per share (the “Purchase Price”).  A copy of the Certificate of Determination of Preferences of the Series A Shares is attached to this Agreement as Exhibit A.

ARTICLE 2.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser that:

2.1               Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of California.  The Company is duly qualified to do business in the state of California and in each other state in which it is doing business and where the failure to so qualify could have a material adverse effect on its business, operations, or properties, or could subject the Company to fines or penalties that are material to the Company’s financial condition.

2.2                Authority; Enforceability.  The Company has the power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable in accordance with its terms subject to:  (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) general principles of equity.

2.3               Valid Issuance of Series A Shares.  The Series A Shares that are being purchased by such Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement, including payment of the Purchase Price, will be duly and validly issued, fully paid, and nonassessable.  The common shares of the Company issuable upon conversion of the Series A Shares have been duly and validly authorized for issuance and, upon issuance upon conversion of the Series A Shares in accordance with the terms of the Series A Shares will be duly and validly issued, fully paid, and nonassessable.

2.4                Capitalization.  The Company is authorized to issue the following shares of capital stock: 125,000,000 common shares, no par value, and 2,000,000 preferred shares, no par value.  As of February 21, 2014, there were: no preferred shares issued and outstanding; 68,810,880 common shares issued and 58,113,165 common shares outstanding excluding 10,697,715 common shares held by subsidiaries and treated as treasury shares; 4,567,135 common shares issuable upon exercise of outstanding options; 9,751,615 common shares of issuable upon exercise of outstanding warrants; and 2,315,000 additional common shares reserved for issuance under the Company’s 2012 Equity Incentive Plan.  Except for stock options granted under the Company’s 2012 Equity Incentive Plan, 770,000 common shares sold in “at-the-market” transactions, and agreements of like tenor to this Agreement to sell Series A Shares to Purchasers, since February 21, 2014 the Company has not entered into any commitment, arrangement, or agreement obligating the Company to issue, sell, purchase, redeem, acquire any preferred shares or common shares or other equity securities of the Company.

2.5                Disclosure Documents; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials being collectively referred to herein as the SEC Reports), during the twelve (12) months prior to the date hereof.  None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports (i) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, or, in the case of unaudited statements, as permitted by Form 10-Q, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (ii) fairly present in all material respects the consolidated financial position of the Company and its subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods covered thereby.

2.6                Absence of Certain Changes.  Since September 30, 2013, except as specifically disclosed in SEC Reports, (i) there has not been any material adverse change in the financial condition, assets, liabilities, revenues, or business of the Company and its subsidiaries, taken as a whole, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, licensing fees and similar expenses, and other liabilities incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or not required to be disclosed in filings made with the Securities and Exchange Commission (“SEC”), and (C) liabilities arising under this Agreement and the Option Agreement (defined below), (iii) the Company has not altered its method of accounting or the identity of its auditors, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock.
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2.7                Internal Controls.  The Company maintains a process of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is designed to provide reasonable assurances:  (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles; (ii) that receipts and expenditures are being made only in accordance with the authorizations of management and directors; and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the assets of the Company and its subsidiaries that could have a material effect on the financial statements.  The Company maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that is designed to provide reasonable assurances that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, as appropriate, to allow timely decisions regarding required disclosure, and otherwise to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the SEC.

2.8                Listing and Maintenance Requirements.  The Company has not, in the 12 months preceding the date hereof, received notice from the NYSE MKT to the effect that the Company is not in compliance with the listing or maintenance requirements of the NYSE MKT.

2.9                Taxes.  Since January 1, 2010, the Company has filed when due all federal, state, and local income tax returns, and all other returns with respect to taxes which are required to be filed with the appropriate authorities of the jurisdictions where business is transacted by the Company, or where the Company owns any property, and any taxes due, as reflected on such tax returns, have been paid.

2.10            Subsidiaries.  The Company’s subsidiaries and its percentage ownership thereof is as shown in its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013.
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2.11             No Conflict.  The Company is not in violation or default of any provision of its Articles of Incorporation or bylaws, and is not in violation or default in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to it.  The execution and delivery of this Agreement and consummation of the sale of the Series A Shares contemplated by this Agreement (a) do not and will not violate any provisions of (i) any rule, regulation, statute, or law, (ii) the terms of any order, writ or decree of any court or judicial or regulatory authority or body, (iii) the Articles of Incorporation or bylaws of the Company, or (iv) the rules and regulations of the NYSE MKT applicable to the listing of the Company’s common shares, (b) will not conflict with or result in a breach of any condition or provision or constitute a default under or pursuant to the terms of any Material Contract (as defined below), and (c) will not result in the creation or imposition of any lien, charge or encumbrance upon any of the Series A Shares or upon any of the assets or properties of the Company.  The term Material Contract means any contract, agreement, license, lease, deed of trust, mortgage, lien, debenture, promissory note, or instrument to which the Company is a party (i) the termination of or default under which could have a material adverse affect on the business, financial condition, assets or prospects of the Company, or (ii) that constitutes a lien or security interest on any real or personal property of the Company the loss of which through a foreclosure sale would have a material adverse affect on the business, financial condition, assets or prospects of the Company.

2.12            Litigation.  Other than as disclosed in the SEC Reports, there is no lawsuit, arbitration proceeding, or administrative action  or proceeding pending or threatened against the Company which (a) questions the validity of this Agreement or any action taken or to be taken by the Company in connection with this Agreement or the issue and sale of the Series A Shares hereunder, (b) alleges any infringement of any trademark, service mark, or patent by the Company, or (c) if adversely decided would have a material adverse affect upon the business, financial condition, assets or prospects of the Company.

2.13            Patents and Trademarks.  The Company is the sole and exclusive owner of or has a valid license to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes presently used by the Company in its business as now conducted, without any conflict with or, to the Company’s knowledge infringement of the rights of others, except as disclosed in the SEC Reports.  The Company has not received any communications alleging that it has violated or, by conducting its business as presently conducted, violates any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.
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2.14             Title to Property.  The Company has good and marketable title to its property and assets free and clear of all mortgages, liens, loans and encumbrances.  Title all of the personal and real property used by the Company is held in the name of the Company or a subsidiary or is licensed or leased from a third party.  With respect to the property leased or licensed from a third party, the Company is in compliance with such leases and licenses in all material respects and, to Company's knowledge, the Company holds a valid leasehold or license. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair (subject to ordinary wear and tear) and are reasonably fit and usable for the purposes for which they are being used.

2.15             Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as described in the SEC Reports (“Permits”), except where the failure to possess such Permits would not result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any Permit, the revocation or proposed modification of which would result in a Material Adverse Effect.

2.16            Employee Benefit Plans.  Other than the Company’s Equity Incentive Plan and stock option and similar equity incentive plans maintained by Company subsidiaries, the Company does not have and has never maintained or sponsored any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

2.17             Labor Agreements and Actions; Employee Compensation.  The Company is not be bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, nor to the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company, nor is the Company aware of any labor organization activity involving its employees.  The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.  The employment of each officer and employee of the Company is terminable at the will of the Company.  To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

2.18            No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Series A Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of the NYSE MKT.  As used in this Agreement, “Affiliate” means any Person controlled by, in control of, or under common control with another Person.  “Person” includes any natural person, and any corporation, partnership, limited liability company, trust, or other entity.
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2.19            Anti-Dilution Provisions.  The sale of the Series A Shares pursuant to this Agreement will not result in (a) an increase in the number of shares of any class of capital stock the Company issuable upon the exercise of any option, warrant or similar right to acquire capital stock of the Company, or upon conversion of any debt instrument or other security convertible into capital stock of the Company, or (b) a reduction in the purchase, exercise, or conversion price or an adjustment of the conversion ratio of any security of the Company.

2.20            Shell Company.  The Company is not a company described in paragraph (i)(1) of SEC Rule 144.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser, severally and not jointly and severally, hereby represents and warrants with respect to only itself to the Company the following:

3.1               Organization. Such Purchaser, if not a natural person, is a corporation, limited liability company, partnership, trust or other entity duly organized, validly existing and in good standing under the laws of the state or other jurisdiction in which it is incorporated or otherwise organized.

3.2               Authority; Enforceability.  Such Purchaser has the power and authority to execute and deliver this Agreement and to perform all of its obligations under this Agreement.  This Agreement has been duly authorized and executed by such Purchaser and is the valid and binding agreement of such Purchaser enforceable in accordance with its terms, except (i) to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3               No Conflict.  The execution and delivery of this Agreement, and consummation of the transactions contemplated hereunder, including the purchase of the Series A Shares, by such Purchaser do not and will not violate any provisions of (i) any rule, regulation, statute, or law applicable to such Purchaser or (ii) the terms of any order, writ, or decree of any court or judicial or regulatory authority or body by which such Purchaser is bound, or (iii) the articles of incorporation, bylaws, or similar charter or governing documents of such Purchaser.
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3.4               Certain Transactions and Confidentiality. Other than purchasing the Series A Shares pursuant to this Agreement such Purchaser has not, nor has any person or entity acting on behalf of or pursuant to any understanding, agreement, or arrangement with such Purchaser, directly or indirectly executed any purchases or sales, including any “short sale” as defined in SEC Rule SHO, of the common shares of the Company since December 1, 2013.  Such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this Agreement and the offer of the Series A Shares (including the existence and terms of this transaction), other than disclosures contained in the Company’s SEC Reports or Company press releases, and disclosures made to officers, directors, attorneys, employees, and advisors of such Purchaser who had a need to know in connection with such Purchaser’s decision to enter into this Agreement, and who have been advised of the confidential nature of such information and of the obligation to maintain the confidentiality thereof.

3.5                Place of Business or Residence.  Such Purchaser represents and warrants that such Purchaser has such Purchaser’s principal place of business or residence as set forth on the signature page of this Agreement.

3.6                Investment Representations.  Each Purchaser makes the following representations, severally and not jointly and severally, in connection with its acquisition of the Series A Shares:

(a)            Purchaser has made such investigation of the Company as Purchaser deemed appropriate for determining to acquire (and thereby make an investment in) the Series A Shares, and in making such investigation Purchaser has had access to such financial and other information concerning the Company as Purchaser requested.  Purchaser has received copies of the Company’s Form 10-K, as amended, for the fiscal year ended December 31, 2012, proxy statement for the Company’s last annual meeting of shareholders, Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2013, and each Current Report on Form 8-K filed with the SEC since the filing of the Company’s 10-Q for the three and nine months ended September 30, 2013.

(b)            Purchaser understands that the Series A Shares are being offered and sold without registration under the Act, or registration or qualification under the California Corporate Securities Law of 1968, as amended, or under the securities laws of any other state, in reliance upon the exemptions from such registration and qualification requirements for nonpublic offerings.

(c)           Purchaser understands that (i) the Series A Shares may not be sold, offered for sale or transferred by Purchaser unless subsequently registered under the Act and applicable state securities laws, or unless sold or transferred pursuant to an exemption from such registration, and (ii) the Series A Shares will carry a legend to such effect.
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(d)            Purchaser is purchasing the Series A Shares solely for Purchaser's own account, for long-term investment purposes, and not with a view to, or for sale in connection with, any public distribution of the Series A Shares or any common shares issuable upon conversion of Series A Shares.

(e)             Purchaser is an “accredited investor” as defined in Rule 501 under the Act or is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and shall provide the Company with such information and documentation as the Company may reasonably request to verify that Purchaser qualifies as an accredited investor or qualified institutional buyer.

ARTICLE 4.
CLOSING

4.1                Time and Place of Closing.  The consummation of the purchase and sale of the Series A Shares (Closing) shall take place in on the third Business Day after the execution and delivery of this Agreement by Purchasers and the Company.  The date on which a Closing occurs is referred to in this Agreement as a Closing Date.  On the Closing Date, each Purchaser shall pay in full the Purchase Price for the Series A Shares purchased by wire transfer of the Purchase Price for the Series A Shares being purchased by such Purchaser, in immediately available funds, to an account designated by the Company.  The Purchase Price shall be paid in United States Dollars.  On the Closing Date, the Company shall issue to each Purchaser the Series A Shares purchased, against payment of the Purchase Price.  Closing shall occur at the principal office of the Company or at such other place as the parties may agree.  A “Business Day” shall be any day on which the banks in New York are not required or permitted to close.

4.2               Documents to be Delivered By the Company.  The Company shall deliver the following documents to each Purchaser at the Closing:

(a)            Series A Shares.  A certificate evidencing the Series A Shares purchased by such Purchaser, registered in the name of such Purchaser; and

(b)            Option Agreement.  An Option Agreement in the form of Exhibit B (“Option Agreement”) granting such Purchaser the option to exchange Series A Preferred Shares for shares of common stock of LifeMap Sciences, Inc. (“LifeMap”) held by the Company “LifeMap Common Stock”) at the ratio of 12.5 shares of LifeMap Common Stock for each Series A Preferred Share (subject to adjustment as provided in the Option Agreement).

4.3               Conditions of the Company's Obligation to Close.  The obligation of the Company to sell the Series A Shares to each Purchaser on each Closing Date is conditioned upon the following:
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(a)            Payment and Delivery.  The Company’s receipt of the Purchase Price for the Series A Shares being sold to such Purchaser;

(b)            Representations and Warranties.  The representations and warranties made by such Purchaser in ARTICLE 3 of this Agreement shall be true and correct in all material respects when made and on the Closing Date; provided, that any representation and warranty that is itself qualified by a materiality standard shall be true and correct in all respects; and

(c)            Performance of Covenants.  Such Purchaser shall have fully performed all covenants and agreements required to be performed by such Purchaser on or before the Closing Date.

4.4                Conditions of each Purchaser’s Obligation to Close.  The obligation of each Purchaser to purchase the Series A Shares from the Company on any Closing Date is conditioned upon the following:

(a)            Delivery.  Such Purchaser's receipt of the items required to be delivered by the Company under Section 4.2.

(b)            Representations and Warranties.  The representations and warranties made by the Company in ARTICLE 2 of this Agreement shall be true and correct in all material respects when made and on the applicable Closing Date, unless made as of a specific date in which case they shall be accurate as of such date, and such Purchaser shall have received from the Company a certificate, dated as of the Closing Date, to such effect signed by the Chief Executive Officer of the Company; provided, that any representation and warranty that is itself qualified by a materiality standard shall be true and correct in all respects.

(c)           Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing Date.

(d)            Bankruptcy; Insolvency.  The Company shall not be subject to (i) any order for relief, or subject to any pending proceeding for reorganization or liquidation, under the United States Bankruptcy Code, as amended, or under any other law pertaining to insolvency of the Company or creditor’s rights generally, (ii) any appointment of a receiver for the Company or any of its assets, or (iii) any plan or action of dissolution or liquidation of the Company or its business.

(e)             No Material Adverse Event.  No Material Adverse Event shall have occurred since December 31, 2013.
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ARTICLE 5.
ADDITIONAL COVENANTS

5.1               Use of Proceeds.  The Company agrees that a substantial portion of the net proceeds from the sale of the Series A Shares will be used to purchase capital stock in LifeMap for the purpose of financing product development and marketing by LifeMap, directly or through a LifeMap subsidiary.

5.2                Further Assurances.  Each party will execute, acknowledge, and deliver such additional certificates and documents and will take such additional actions as the other party may reasonably request on or after a Closing Date to effect, complete or perfect the issue and sale of the Series A Shares to each Purchaser.

5.3                Purchasers’ Market Activity.  Each Purchaser agrees that such Purchaser shall not, prior to the public announcement by the Company that it has entered into this Agreement, engage in any stabilization activity in connection with the Company’s common shares, or otherwise bid for or engage in any purchase or sale, including any short sale (as defined in SEC Rule SHO) of the Company’s common shares, directly or through or in arrangement with and any entity in control of, controlled by, or under common control with such Purchaser.  Each Purchaser covenants and agrees that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to a press release, such Purchaser will maintain the confidentiality of the existence and terms of this Agreement.

5.4                Publicity.  No Purchaser shall issue any press release or make any similar public statement or communication disclosing the terms of this Agreement or the transactions hereunder without the prior written consent of the Company, provided that the Company’s consent shall not unreasonably be withheld or delayed if such disclosure is required by law and such Purchaser shall have provided the Company with a copy of the proposed press release or other public statement or communication a reasonable time prior to the public release or dissemination thereof.

ARTICLE 6.
MISCELLANEOUS

6.1               Governing Law.  This Agreement shall be construed and governed in all respects by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  All disputes and controversies arising out of or in connection with this Agreement shall be resolved non-exclusively by the state and federal courts located in the State of New York and the State of California, and each party agrees to submit to the jurisdiction of said courts.
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6.2                Successors and Assigns.  The parties may not assign their rights or obligations under this Agreement, directly or by operation of law, without the consent of the other party.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of each Purchaser and the Company.

6.3                Entire Agreement; Amendment.  The Transaction Documents constitute the full and entire understanding and agreement among the parties with regard to the subject matter of the Transaction Documents.  This Agreement and any term of this Agreement may be amended, waived, discharged or terminated only by a written instrument signed by the parties.

6.4                Notices, etc.  All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given (a) four (4) days after being deposited in the United States mail, certified postage prepaid, return receipt requested, or (b) when delivered by hand, by messenger or next Business Day air freight service, or (c) on the date of facsimile transmission (FAX)  or electronic mail (email) if sent at or prior to 5:30 p.m. (New York City time) on a Business Day, or the next Business Day after the date of facsimile or email transmission, if sent on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on a Business Day, in any case addressed as follows:

To any Purchaser:	At the address or FAX number or email address of such Purchaser shown on the signature page of this Agreement

To the Company:	BioTime Inc.
1301 Harbor Bay Parkway
Alameda, California 94502
Attention: Chief Financial Officer
FAX: (510) 521- 3389
Email: rpeabody@biotimemail.com

Any party may change its address for the purpose of this Agreement by giving notice to each other party in accordance with this Section.

6.5                Expenses.  Each Purchaser and the Company shall bear their own expenses, including fees and expenses of their own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp taxes and other taxes and duties levied in connection with the delivery of the Series A Shares to each Purchaser.

6.6                Brokers.  No Purchaser shall have any liability to any broker, finder, investment banker, or other advisor  retained or engaged by the Company or any subsidiary of the Company in connection with the transactions contemplated by this Agreement.
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6.7                Titles and Subtitles.  The titles or headings of the Articles and Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.8               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, each such unenforceable provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if each such unenforceable provision were so excluded, and the balance of this Agreement as so interpreted shall be enforceable in accordance with its terms.

6.9               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed with signatures transmitted among the parties by facsimile or by email delivery of a pdf format data file, and no party shall deny the validity of a signature or this Agreement signed and so transmitted on the basis that a signed document is represented by a copy or facsimile or pdf forma data file and not an original.

6.10            Termination. This Agreement may be terminated by any Purchaser with respect to itself, by written notice to the Company, or by the Company with respect to all Purchasers, by written notice to all Purchasers, in either case if the Closing has not been consummated on or before the third Business Day after the Effective Date other than due to a breach of this Agreement or any covenant or agreement hereunder by the party seeking to so terminate this Agreement.  Termination of this Agreement will not affect the right of any party not in breach of its covenants and agreements under this Agreement to sue for any breach of this Agreement by the other party.
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COMPANY:

BioTime, Inc.

By:	/s/ Michael D. West
Michael D. West

Title: Chief Executive Officer

PURCHASER:

/s/ Milton H. Dresner
Milton H. Dresner

Title: Trustee of the Milton H. Dresner
Revocable Living Trust

Address:

FAX Number:

Email:

Number of Series A Shares Purchased:	10,000

COMPANY:

BioTime, Inc.

By:	/s/ Michael D. West
Michael D. West

Title: Chief Executive Officer

PURCHASER:

British & American Investment Trust plc

By:	/s/ Jonathan C. Woolf
Jonathan C. Woolf

Title:	Managing Director

Address:

FAX Number:

Email:

Number of Series A Shares Purchased:	40,000

COMPANY:

BioTime, Inc.

By:	/s/ Michael D. West
Michael D. West

Title: Chief Executive Officer

PURCHASER:

ALB Private Investments, LLC

By:	/s/ Francis A. Mlynarczyk, Jr.
Francis A. Mlynarczyk, Jr.

Title: Manager

Address:

FAX Number:

Email:

Number of Series A Shares Purchased:	20,000

EXHIBIT A

Certificate of Determination
of Preferences of the
Series A Convertible Preferred Shares

CERTIFICATE OF DETERMINATION OF PREFERENCE
OF SERIES A CONVERTIBLE PREFERRED SHARES OF
BIOTIME, INC.

Michael D. West and Judith Segall certify that:

I.             They are the President and Secretary, respectively, of BioTime, Inc., a California corporation.

II.            Pursuant to authority given by the corporation's Articles of Incorporation, the Board of Directors of the Corporation has duly adopted the following resolutions:

"RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article Three of the Corporation's Articles of Incorporation, a series of Preferred Shares of the Corporation is created out of the authorized but unissued Preferred Shares of the Corporation, such series to be designated Series A Convertible Preferred Shares (the "Series A Preferred Stock"), to consist of 300,000 shares, no par value, with the rights, preferences, privileges and restrictions of which shall be as follows:

1.            Certain Definitions

Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified.

Board of Directors:  The Board of Directors of the Corporation.

Business Day:  Means any day other than a Saturday, Sunday, or day on which banks in California or New York are required or permitted to close.

Common Stock:  Shares now or hereafter authorized of any class of Common Shares of the Corporation.

Corporation:  BioTime, Inc., a California corporation.

Conversion Date:  The meaning set forth in Section 4(e) below.

Conversion Price:  The “Conversion Price” at which Common Stock shall initially be issuable upon conversion of the Series A Preferred Stock shall be four dollars ($4.00) per share, subject to the adjustments set forth in Section 4(g).

Fair Value:  The meaning set forth in Section 4(h) below.

Junior Stock:  For purposes of Section 2 below, the Common Stock and any other class or series of shares of the Corporation not entitled to receive any dividends in any dividend period unless all preferential dividends required to have been paid or declared and set apart for payment on the Preferred Stock shall have been so paid or declared and set apart for payment and, for purposes of Section 3 below, the Common Stock and any other class or series of shares of the Corporation not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the Preferred Stock shall have received the entire preferential amount to which such shares are entitled upon such liquidation, dissolution or winding up.

Parity Stock:  For purposes of Section 2 below, any class or series of shares of the Corporation that, with respect to a particular class or series of stock of the Corporation, is entitled to receive payment of dividends on a parity with the referenced class or series of stock, and, for purposes of Section 3 below, any class or series of shares of the Corporation that, with respect to a particular class or series of stock of the Corporation is entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the referenced class or series of stock.

Preferred Stock:  Any class or series of shares of the Corporation ranking senior to the Common Stock in respect of the right to receive dividends or in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

Series A Preferred Stock:  The Series A Convertible Preferred Shares of the Corporation.

Senior Stock:  For purposes of Section 2 below, any class or series of shares of the Corporation that is entitled to receive dividends before any dividends are paid to the Series A Preferred Stock, and, for purposes of Section 3 below, any class or series of shares of the Corporation that is entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation before any assets are distributed to the Series A Preferred Stock.

Subscription Price:  Fifty Dollars ($50.00) per share of Series A Preferred Stock subject to proportional adjustment for any stock split, reverse stock split, stock dividend, combination, recapitalization or the like with respect to Series A Preferred Stock.

Subsidiary:  Any corporation of which shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation, whether directly or indirectly through one or more corporations or other business entities.
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2.            Dividends.

(a)          Subject to the prior preferences and other rights of any Senior Stock, but before payment of any dividends or other distributions to holders of Junior Stock (excluding dividends or other distributions to holders of Junior Stock payable exclusively in Junior Stock or rights to purchase Junior Stock), the holders of Series A Preferred Stock shall be entitled to receive, on a pari passu basis, a cumulative cash dividend in an amount equal to three percent (3%) of the Subscription Price per share, which shall be deemed accrued on June 30, and December 31 of each year regardless of whether declared by the Board of Directors.  The dividend shall be paid, from funds legally available for such purpose, in two semi-annual installments on January 31 and July 31 of each year, or if such day is not a Business Day, on the next Business Day.  Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as their names appear on the share register of the Corporation on June 30, and December 31 of each year, as applicable, or, if a different date is designated by the Board of Directors with respect to the dividend payable, on the last Business Day immediately before the date on which the dividend is required to be paid.

(b)          Any dividends or distributions declared and paid or distributed with respect to Junior Stock (other than dividends or distributions in shares of Junior Stock resulting in an adjustment to the Conversion Price under Section 4(g)) shall likewise be declared and paid or distributed to holders of Series A Preferred Stock such that all holders of Junior Stock and Series A Preferred Stock shall receive such dividends or distributions in proportion to the number of shares of  Junior Stock that would be held by each such holder if all shares of Series A Preferred Stock were converted to Common Stock (or such other series of Junior Stock, if applicable) at the Conversion Price in effect as of the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution (or such other series of Junior Stock, if applicable); provided that the Board of Directors shall set the same record date for the determination of holders of Series A Preferred Stock, Parity Stock, and Junior Stock entitled to receive such dividend or distribution.

3.            Distributions Upon Liquidation, Dissolution or Winding Up.

(a)          In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the preferences and other rights of any Senior Stock, the holders of Series A Preferred Stock shall be entitled to be paid any dividends accrued pursuant to Section 2(a) but remaining unpaid.  Such dividends shall be paid in cash.  If the cash of the Corporation legally available for such distribution among the holders of the Series A Preferred Stock and any Parity Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire amount legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and any Parity Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under Section 2(a).
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(b)          Subject to the preferences and other rights of any Senior Stock, upon completion of the distribution required by subsection (a) of this Section 3, all of the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Parity Stock, and Common Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Series A Preferred Stock and Parity Stock were converted into Common Stock at the applicable Conversion Price of Series A Preferred Stock and Parity Stock in effect as of the record date for the determination of holders of Common Stock entitled to receive such distribution; provided that the Board of Directors shall set the same record date for the determination of holders of Series A Preferred Stock, Parity Stock, and Common Stock entitled to receive such distribution.

(c)          The (i)  acquisition of the Corporation by another entity  by means of any transaction or series of transactions (including, without limitation, any reorganization, merger or consolidation) in which the shareholders of the Corporation do not own a majority of the outstanding shares of the surviving or acquiring corporation upon completion of such transaction or series of transactions or (ii) a sale of all or substantially all of the assets of the Corporation shall be deemed a liquidation under this Section.

(d)          The Corporation shall give each holder of record of Series A Preferred Stock written notice of an impending transaction deemed to be a liquidation under this Section not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction.  The first of such notices shall describe the material terms and conditions of the impending transaction, and the Corporation shall thereafter give such holders prompt notice of any material changes.  The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that represent at least a majority of the then outstanding shares of Series A Preferred Stock.

(e)          If the Corporation shall propose to take any action of the types described in Section 3(a) that will involve the distribution of assets other than cash, the notice described in subparagraph (d) above shall set forth a determination of the value (which may be an estimated value) of the assets to be distributed to the holders of shares of the Series A Preferred Stock, as determined in good faith by the Board of Directors of the Corporation.
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4.            Conversion Rights.  The Series A Preferred Stock shall be convertible into Common Stock as follows:

(a)          Conversion by Holder.

(i)            Optional Conversion.  Subject to and upon compliance with the provisions of this Section 4, and provided that an exemption from registration under the Securities Act of 1933, as amended, and an exemption from registration or qualification under applicable state securities or "blue sky" laws is then available, as determined in good faith by the Board of Directors, the Series A Preferred Stock shall be convertible at the election of the holder thereof, at any time and from time to time, into a number of fully paid and nonassessable shares of Common Stock determined in accordance with subparagraph (d) of this Section 4.

(b)          Automatic Conversion.  Each outstanding share of Series A Preferred Stock shall automatically be converted, without any further act of the Corporation or its shareholders, into fully paid and nonassessable Common Stock at the Conversion Price then in effect upon the earlier of:

(i)           Automatic Conversion Date.  March 4, 2019; or,

(ii)          Vote.  The holders of at least a majority of the outstanding shares of the Series A Preferred Stock, voting as a class, approve or consent to such conversion.

(c)          Valid Issuance.  All Common Stock which may be issued upon conversion of the Series A Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

(d)          Number of Shares Issuable Upon Conversion.  Each share of Series A Preferred Stock shall be converted into the number of shares of Common Stock determined by dividing (x) a number equal to the number of dollars and cents comprising the Subscription Price, by (y) a number equal to the number of dollars and cents comprising the Conversion Price in effect on the Conversion Date.

(i)            Accrued But Unpaid Dividends.  Upon the conversion of any Series A Preferred Stock, any accrued but unpaid dividends with respect to each such share shall be paid by the Corporation in cash, but any other dividends shall not be payable from and after the date of such conversion.  A dividend shall be deemed accrued on June 30, and December 31 of each year for this purpose regardless of whether declared by the Board of Directors.
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(e)          Mechanics of Conversion.  The holder of any Series A Preferred Stock may exercise the conversion right specified in paragraph (a) of this Section 4 by surrendering to the Secretary of the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, if such shares are certificated, accompanied by written notice specifying the number of shares to be converted.  Upon the occurrence of the event specified in paragraph (b) of this Section 4, the outstanding Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.  Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made in the case of conversion under paragraph (a) of this Section 4, or on the date of the event specified in paragraph (b) of this Section 4, and such date is referred to herein as the "Conversion Date."  Subject to the provisions of subparagraph (g)(ii) of this Section 4, as promptly as practicable thereafter (and after surrender of the certificate or certificates evidencing Series A Preferred Stock to the Corporation or any transfer agent of the Corporation, if applicable) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in any share of Common Stock as provided in paragraph (f) of this Section 4.  Subject to the provisions of subparagraph (g)(ii) of this Section 4, the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date.  Upon conversion of only a portion of the number of shares covered by a certificate representing Series A Preferred Stock surrendered for conversion (in the case of conversion pursuant to paragraph (a) of this Section 4), as applicable, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, if such shares are to be held in certificated form.  Notwithstanding the foregoing, the Corporation shall not be obligated to issue to any holder of Series A Preferred Stock certificates evidencing the Common Stock issuable upon such conversion unless certificates evidencing the Series A Preferred Stock are delivered to either the Corporation or any transfer agent of the Corporation if such shares of Series A Preferred Stock are held in certificated form.

(f)           Fractional Shares.  No fractional share of Common Stock or scrip shall be issued upon conversion of Series A Preferred Stock.  If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.  Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest at the then Fair Value.

(g)          Conversion Price Adjustments. If the Corporation shall (A) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (B) subdivide or reclassify the outstanding Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Series A Preferred Stock been converted immediately prior to such date.  Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.
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(i)            Rounding of Calculations; Minimum Adjustment.  All calculations under this Section 4(g) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than one percent (1%) of the Conversion Price, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent (1%) of the Conversion Price or more.  Notwithstanding the foregoing, the Board of Directors may elect at any time to make an adjustment otherwise required under this Section 4(g) of less than one percent (1%).

(ii)          Timing of Issuance of Additional Common Stock Upon Certain Adjustments.  In any case in which the provisions of this Section 4(g) require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series A Preferred Stock converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment, and (B) paying to such holder any amount of cash in lieu of a fractional Common Share pursuant to paragraph (h) of this Section 4; provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(h)         Fair Value.  The “Fair Value” per share of Common Stock for any date shall be determined by the Board of Directors as follows:

(i)            If the Common Stock is listed on a national securities exchange, the Fair Value shall be the average of the last reported sale price of the Common Stock on such exchange , for the last twenty consecutive trading days prior to such date; or

(ii)          If the Common Stock is not listed on a national securities exchange but prices for the Common Stock are reported on the Nasdaq OTC Bulletin Board, the Fair Value shall be the average of the daily high and low sales prices reported on Nasdaq OTC Bulletin Board during the last twenty consecutive trading days prior to such date; or

(iii)         If the prices for the Common Stock cannot be determined under Section 4(h)(i) or Section 4(h)(ii), the Fair Value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors in good faith, irrespective of any accounting treatment.
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(i)            Statement Regarding Adjustments.  Whenever the Conversion Price shall be adjusted as provided in paragraph (g) of this Section 4, the Corporation shall forthwith file, at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Series A Preferred Stock at the address of such holder appearing on the Corporation's records.  Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of paragraph (j) of this Section 4.

(j)            Notice to Holders.  In the event the Corporation take any action resulting in an adjustment of the Conversion Price as provided in Section 4(g), the Corporation shall give notice to each holder of Series A Preferred Stock, in the manner set forth in paragraph (i) of this Section 4, which notice shall specify the adjustment of the Conversion Price and the effective date of such adjustment.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(k)          Costs.  The Corporation shall pay all documentary, stamp, transfer or other transaction taxes, if any, attributable to the issuance or delivery of Common Stock upon conversion of, any Series A Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Preferred Stock in respect of which such shares are being issued.

(l)            Reservation of Shares.  So long as any Series A Preferred Stock remain outstanding, the Corporation shall reserve at all times free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, sufficient Common Stock to provide for the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to, as applicable, this Certificate of Determination or the Corporation’s Articles of Incorporation, as may be amended in the future.

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5.             Voting Rights.

(a)          In addition to the special voting rights provided in paragraph (b) of this Section 5 below and by applicable law, the holders of Series A Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, or, if no Common Stock is issued and outstanding, all matters upon which holders of Common Stock would have the right to vote as a matter of law.  The holders of Series A Preferred Stock shall also be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the Bylaws of the Corporation.  The holders of Series A Preferred Stock shall be entitled to cast the number of votes equal to the largest number of whole shares of Common Stock into which such Series A Preferred Stock could be converted pursuant to the provisions of Section 4 hereof at the record date for the determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  Such votes shall be counted together with votes of Common Stock and all other shares of capital stock having general voting powers, and shall not be counted separately as a class.  In all cases where the holders of Series A Preferred Stock have the right (separately or together with holders of any other series of Preferred Stock of the Corporation) to vote separately as a class or as a series, such holders shall be entitled to one vote for each such share held by them respectively.  Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b)          The following matters shall require the approval of the holders of a majority of the Series A Preferred Stock then outstanding, voting as a separate class: (i) creation of any Preferred Stock ranking as Senior Stock to the Series A Preferred Stock with respect to the payment of dividends, liquidation preferences or voting rights; (ii) repurchase of any shares of Junior Stock except shares issued pursuant to or in connection with a compensation or incentive plan or agreement approved by the Board of Directors for any officers, directors, employees or consultants of the Corporation; (ii) any sale, conveyance, or other disposition of all or substantially all the Corporation's property or business, or any liquidation or dissolution of the Corporation, or a merger into or consolidation with any other corporation (other than a wholly-owned Subsidiary corporation), or any one or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, unless upon consummation of such transaction the holders of Series A Preferred Stock would receive a distribution on account of each share of Series A Preferred Stock an amount of cash or other property or both having a value (determined in accordance with Section 3(e)) at least equal to the value of any cash, property, or both to which holders of Common Stock would be entitled to receive, plus the amount of any accrued but unpaid dividends pursuant to Section 2(a); (iii) any adverse change in the rights, preferences and privileges of the Series A Preferred Stock; or (iv) any amendment of the Corporation's Articles of Incorporation, including this Resolution, or Bylaws that results in any adverse change in the  rights, preferences or privileges of the Series A Preferred Stock; provided, that nothing in this paragraph shall restrict or limit the rights and powers of the Board of Directors to fix by resolution the rights, preferences, and privileges of, and restrictions and limitations on, stock ranking as Parity Stock or Junior Stock to Series A Preferred Stock.
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6.            Exclusion of Other Rights.  Except as may otherwise be required by law, the Series A Preferred Stock shall not have any rights, preferences, privileges or restrictions other than those specifically set forth in this resolution and in the Corporation's Articles of Incorporation.

7.            Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

8.             Severability of Provisions.  If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9.             Status of Reacquired Shares.  Shares of Series A Preferred Stock which have been issued and reacquired in any manner or which shall have been converted into Common Stock shall (upon compliance with any applicable provisions of the laws of the State of California) have the status of authorized and unissued Preferred Stock of the Corporation undesignated as to series and may be redesignated as to series and reissued.

10.          Repurchases.  With respect to the holders of Series A Preferred Stock, any repurchase by the Corporation of its outstanding Common Stock upon exercise of a repurchase option contained in an agreement between the Corporation and one or more of its employees, consultants, officers, directors, employee stock ownership plan trustees, or other persons having a business relationship with the Corporation shall be permissible, and each holder of Series A Preferred Stock consents to any such repurchases, regardless of any restrictions on such repurchase under Section 502, 503 or 506 of the California Corporations Code.

RESOLVED FURTHER, that the Chief Executive Officer, President, or any Vice President, and the Secretary or any Assistant Secretary of this Corporation be, and they hereby are, authorized and directed to execute, acknowledge, file and record a certificate of determination of preference in accordance with the foregoing resolution and the provisions of California law."

III.          The number of shares of Series A Preferred Stock is 300,000.  As of the date of this Certificate of Determination, no shares of Series A Preferred Stock have been issued.

We declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Executed at Alameda, California on March 3, 2014.
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Michael D. West, President

Judith Segall, Secretary

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EXHIBIT B

Option Agreement

OPTION AGREEMENT

This Option Agreement (“Option”) is entered into as of March 4, 2014 (the “Effective Date”) by BioTime, Inc., a California corporation (the "Company"), and _________ (the “Purchaser”) in connection that certain Preferred Stock Purchase Agreement, dated March 4, 2014, between the Company and Purchaser (the “Securities Purchase Agreement”).

1.                    GRANT OF OPTION.

(a)          Option.  The Company hereby grants to Purchaser the option (the “Option”) to exchange shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock”) for Common Stock of LifeMap Sciences, Inc. (“LifeMap”) owned by the Company (the “LifeMap Shares”), free of any liens and charges and preemptive or similar rights.  The Option shall expire if not exercised on or before the earliest to occur of (a) 5:00 p.m. New York time on March 4, 2019, (b) the date on which all of the share of Series A Preferred Stock held by Purchaser have been converted into common shares of the Company, or the date on which all of the shares of Series A Preferred Stock issued by the Company to Purchaser shall have been sold or transferred otherwise than in a sale or transfer described in Section 4(a) (the “Expiration Date”).

(b)          Exchange Ratio.  Series A Preferred Stock may be exchanged for LifeMap Shares at the ratio of one share of Series A Preferred Stock for 12.5 LifeMap Shares, subject to adjustment as provided in Section 3 (the “Exchange Ratio”).

(c)          Minimum Exercise.  This Option may be exercised by Purchaser in whole or in part; provided, however, that any partial exercise of this Option shall not be for less than the lower of (i) 10,000 LifeMap Shares and (ii) all of the remaining LifeMap Shares that are issuable upon the exercise of the Option held by the Purchaser.

2.                    EXERCISE OF OPTION

(a)        Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(c) and Section 4), this Option may be exercised by the Purchaser at any time or times on or after the Effective Date, in whole or in part, subject to Section 1(c), by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), duly completed and executed by Purchaser, stating Purchaser's election to exercise this Option, the number of shares of Series A Preferred Stock being tendered in exchange for LifeMap Shares upon exercise of this Option, and the number of LifeMap Shares being issued upon such exchange, and (ii) delivery of shares of Series A Preferred Stock, endorsed in blank, to the Company to be exchange for LifeMap Shares at the Exchange Ratio then in effect.  On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice and shares of Series A Preferred Stock, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Purchaser and the transfer agent of the LifeMap Shares (the "Transfer Agent"), if any.  On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice, so long as the Purchaser delivers a number of shares of Series A Preferred Stock sufficient for such exercise at the Exchange Ratio (the “Aggregate Option Exchange Shares”) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice (the "Share Delivery Date") (provided that if the Aggregate Option Exchange Shares have not been delivered by such date, the Share Delivery Date shall be one (1) Trading Day after the Aggregate Option Exchange Shares are delivered), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of LifeMap Shares to which the Purchaser is entitled pursuant to such exercise to the Purchaser's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or if there is no Transfer Agent, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the name of the Purchaser or its designee, for the number of LifeMap Shares to which the Purchaser is entitled pursuant to such exercise.  The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the transfer of LifeMap Shares to the Purchaser, if any.  No fractional LifeMap Shares are to be issued upon the exercise of this Option, but rather the number of LifeMap Shares to be issued shall be rounded down to the nearest whole number.  The Company shall pay any and all taxes which may be payable with respect to the transfer of LifeMap Shares to the Purchaser upon exercise of this Option.

(b)        Reissue of Stock Certificate.  If the Purchaser delivers to the Company a number of shares of Series A Preferred Stock greater than the Aggregate Option Exchange Shares upon the exercise of this Option, the Company shall issue to Purchaser a replacement Series A Preferred Stock certificate for the number of shares of Series A Preferred Stock in excess of the Aggregate Option Exchange Shares.

(c)        Company's Failure to Timely Deliver Securities.  If the Company shall fail for any reason or for no reason to transfer to the Purchaser, or cause LifeMap to issue, on or prior to the Share Delivery Date, a certificate for the number of LifeMap Shares to which the Purchaser is entitled and cause such LifeMap Shares to be registered on LifeMap's share register or to credit the Purchaser's balance account with DTC for such number of LifeMap Shares to which the Purchaser is entitled upon the Purchaser's exercise of this Option, then, in addition to all other remedies available to the Purchaser, the Company (X) shall pay in cash to the Purchaser on each day after such third (3rd) Trading Day that the transfer of such LifeMap Shares is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of LifeMap Shares not transferred to the Purchaser on a timely basis and to which the Purchaser is entitled and (B) the Closing Sale Price of the LifeMap Shares on the Trading Day immediately preceding the last possible date which the Company could have transferred such LifeMap Shares to the Purchaser without violating Section 2(a), or if the LifeMap Shares are then not traded on an Eligible Market, $4.00 (the “Designated Price”), and (Y) the Purchaser, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any shares of Series A Preferred Stock cancelled in connection with such voided exercise; provided that the voiding of an exercise shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 2(c) or otherwise.  In addition to the foregoing, if on or prior to the Share Delivery Date, the Company shall fail to transfer, or cause LifeMap to issue, a certificate to the Purchaser and cause the registration of such LifeMap Shares on LifeMap's share register or credit the Purchaser's balance account with DTC for the number of LifeMap Shares to which the Purchaser is entitled upon the Purchaser's exercise of this Option or pursuant to the Company's obligation pursuant to clause (ii) below, as applicable, and if on or after such Trading Day the Purchaser purchases (in an open market transaction or otherwise) LifeMap Shares to deliver in satisfaction of a sale by the Purchaser of LifeMap Shares issuable upon such exercise that the Purchaser anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Purchaser's request and in the Purchaser's discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the LifeMap Shares so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to transfer LifeMap Shares) or credit such Purchaser's balance account with DTC for such LifeMap Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such LifeMap Shares or credit such Purchaser's balance account with DTC and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of LifeMap Shares, times (B) the Closing Bid Price on the date of exercise.  Nothing shall limit the Purchaser's right to pursue a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing LifeMap Shares (or to electronically deliver such LifeMap Shares) upon the exercise of this Option as required pursuant to the terms hereof.

(d)        Disputes.  In the case of a dispute as to the determination of the Exchange Ratio or the arithmetic calculation of the LifeMap Shares, the Company shall promptly transfer to the Purchaser the number of LifeMap Shares that are not disputed and resolve such dispute in accordance with Section 12.

3.                    CERTAIN ADJUSTMENTS.  The Exchange Ratio and the number of LifeMap Shares purchasable hereunder shall be adjusted from time to time as follows:

(a)        Stock Splits, Combinations, Reclassifications and Other Changes in Common Stock.  If LifeMap, at any time after the Effective Date, shall (A) pay a dividend in its Common Stock or make a distribution in Common Stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) reclassify or change (including a change to the right to receive, or a change into, as the case may be, shares of stock, other securities, property, cash or any combination thereof) its Common Stock (including any such reclassification or change in connection with a consolidation or merger in which LifeMap is the surviving corporation), upon the exercise of this Option the Purchaser shall be entitled to receive from the Company the kind and number of LifeMap Shares or other securities of LifeMap or other property which the Purchaser would have owned or have been entitled to receive upon the happening of any of the events described above, had this Option been exercised at the Exchange Ratio immediately prior to the happening of such event or any record date with respect thereto.

(b)        Distribution of Options, Warrants, Warrants, Rights, and Convertible Securities or Other Assets.  If LifeMap at any time after the Effective Date, shall distribute to all holders of its Common Stock (including any distribution made in connection with a merger in which LifeMap is the surviving corporation) (i) rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Common Stock, or (ii) evidences of its indebtedness or assets, including cash but excluding Ordinary Cash Dividends (as defined below), then in each case with respect to each LifeMap Share issued upon the exercise of this Option, the Purchaser shall also receive from the Company either (a) the portion of the subscription rights, options or warrants, or convertible or exchangeable securities (or securities issued upon the conversion of convertible securities) or assets or evidences of indebtedness so distributed to the Company applicable to one LifeMap Share, or (b) the then fair value of the securities described in (a) as determined in good faith by the Board of Directors of the Company whose determination shall be conclusive; provided, that the Company need not deliver any subscription rights, options or warrants that shall have expired by their terms.  The Company shall determine whether to deliver the consideration described in clause (a) or clause (b) of the preceding sentence upon the exercise of this Option.  A cash dividend shall be deemed an “Ordinary Cash Dividend” for purposes of this Option if the dividend is paid out of consolidated earnings or earned surplus and is declared by the Board of Directors of LifeMap to be a regular or ordinary quarterly, semi-annual or annual dividend.

(c)        Notice.  Whenever an event described in paragraph (a) or paragraph (b) of this Section 3 occurs, the Company shall promptly, in any event within ten (10) days, send to the Purchaser notice of such event.

(d)        No Adjustment for Dividends.  No adjustment in respect of any Ordinary Cash Dividends shall be made during the term of this Option or upon the exercise of this Option, nor shall the Purchaser be entitled to acquire from the Company upon the exercise of this Option any Ordinary Cash Dividends received by the Company with respect to LifeMap Shares or any other LifeMap securities owned or acquired by the Company upon the exercise of any subscription rights, options, warrants or exchangeable securities.

4.                    RESTRICTIONS ON TRANSFER.

(a)            Transfer.  This Option is personal to the Purchaser and may not be sold, transferred or assigned, except (i) to a successor in interest of the Purchaser as a result of any consolidation of the Purchaser with or merger of the Purchaser into another Person, (ii) to another Purchaser (as defined in the Securities Purchase Agreement) or (iii) to another Person as part of a sale of all or substantially all the property of the Purchaser to such other Person.

(b)            Restrictions on Transfer of LifeMap Shares.

(i)    Any LifeMap Shares issued to Purchaser upon the exercise of this Option, may not be sold, pledged, hypothecated, transferred or assigned, in whole or in part, unless (A) a registration statement under the Securities Act and under any applicable state securities laws is effective therefor or (B) an exemption from such registration is then available and an opinion of counsel, reasonably acceptable to LifeMap and the Transfer Agent, if any, has been rendered stating that such sale, pledge, hypothecation, transfer or assignment will not violate the Securities Act. Notwithstanding anything to the contrary contained herein (x) the LifeMap Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the securities and no legal opinion shall be required therefor and (y) no representation, warranty, covenant or opinion shall be required for the sale, pledge, hypothecation, transfer or assignment of any LifeMap Shares if a registration statement with respect to the resale of such LifeMap Shares is effective at the time of any such sale, pledge, hypothecation, transfer or assignment.

(ii)    As a condition precedent to the registration of transfer of any certificates representing LifeMap Shares upon the exercise of this Option or transfer of LifeMap Shares, the Company and LifeMap shall be entitled to obtain a letter or other instrument from the Purchaser containing such covenants, representations or warranties by such Purchaser similar to those contained in this Section 4 as reasonably deemed necessary by the Company or LifeMap to effect compliance by the Company or LifeMap with the requirements of the Securities Act and any other applicable federal and/or state securities laws.

(iii) Any sale, pledge, hypothecation, transfer, or assignment of this Option or LifeMap Shares in violation of the foregoing restrictions shall be deemed null and void and of no binding effect.

(iv) The Company will, and will request that LifeMap will, issue instructions to any Transfer Agent and registrar of the Common Stock to refuse to register the transfer of any LifeMap Shares not made pursuant to registration under the Securities Act and applicable state securities laws, or pursuant to an available exemption from registration under the Securities Act and applicable state securities laws.

(v) The LifeMap Shares shall bear an appropriate legend, conspicuously disclosing the restrictions on transfer, under this Section 4, until the same are registered for sale under the Securities Act or are transferred in a transaction exempt from registration under the Securities Act entitling the transferee to receive securities that are not deemed to be “restricted securities” as such term is defined in Rule 144 under the Securities Act.  The Company agrees that upon the sale of LifeMap Shares pursuant to a registration statement or an exemption entitling the transferee to receive securities that are not deemed to be “restricted securities,” or at such time as registration under the Securities Act shall no longer be required, upon the presentation of the certificates containing such a legend to the transfer agent or warrant agent, if any, it will request removal of such legend; provided, that unless the request for removal of the legend is in connection with a sale registered under the Securities Act, the Purchaser shall have provided an opinion of counsel, acceptable to the Company and the Transfer Agent to the effect that such legend may be removed in compliance with the Securities Act.

(c)            Investment Representations.  Each Purchaser makes the following representations, severally and not jointly and severally, in connection with its acquisition of this Option and any LifeMap Shares upon the exercise of this Option:

(i)    Purchaser has made such investigation of LifeMap as Purchaser deemed appropriate for determining to acquire (and thereby make an investment in) this Option and LifeMap Shares, and in making such investigation Purchaser has had access to such financial and other information concerning LifeMap as Purchaser requested.  Purchaser is relying on the information communicated to Purchaser in writing by LifeMap or the Company.  Purchaser has not relied on any statement or representations inconsistent with those communicated to Purchaser in writing by LifeMap or the Company. Purchaser has had a reasonable opportunity to ask questions of and receive answers from the executive officers of LifeMap and the Company concerning LifeMap, and to obtain additional information, to the extent possessed or obtainable by LifeMap or the Company without unreasonable effort or expense, necessary to verify the information communicated or provided to Purchaser.  All such questions have been answered to Purchaser’s satisfaction.

(ii)    Purchaser is acquiring this Option and upon exercise of this Option will purchase LifeMap Shares solely for Purchaser's own account, and Purchaser has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the LifeMap Shares or this Option; provided, that this representation and warranty shall not prohibit Purchaser from selling LifeMap Shares in the ordinary course of business pursuant to a registration statement under the Securities Act or otherwise in compliance with the Securities Act and applicable state securities or “blue sky” laws.

(iii) Purchaser is an “accredited investor” as defined in Rule 501 under the Securities Act.

(iv) Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Option and LifeMap Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in this Option and LifeMap Shares and, at the present time, is able to afford a complete loss of such investment.

5.                   REGISTRATION RIGHTS.  The Company hereby covenants and agrees that in the event the Company receives any registration rights from LifeMap in respect of any LifeMap Shares owned by the Company, simultaneously with the exercise of any such registration rights at any time that this Option remains exercisable in whole or in part, the Company shall cause LifeMap to register all of the LifeMap Shares issuable to the Purchaser as of the applicable date of determination pursuant to the terms of this Option. The Company acknowledges and agrees that prior to excluding any LifeMap Shares from any registration statement, it shall first exclude all other LifeMap Shares owned by the Company other than any LifeMap Shares that are subject to an option provided to another Purchaser (as defined in the Securities Purchase Agreement) which shall be subject to exclusion on a pro rata basis with all other Purchasers (as defined in the Securities Purchase Agreement).  The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, including, without limitation, any assignment of any registration rights with respect to the Common Stock purchasable pursuant to this Option granted to the Company under any registration rights agreement by LifeMap and the Company or under any registration statement, as Purchaser may reasonably request in order to carry out the intent and accomplish the purposes of this Section 5.

6.                   NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, and will at all times in good faith carry out all the provisions of this Option and take all action as may be required to protect the rights of the Purchaser.  Without limiting the generality of the foregoing, the Company shall continue to hold a sufficient number of LifeMap Shares to permit Purchaser to exercise this Option in full.  The Company will, and will request that LifeMap will, issue instructions to any Transfer Agent and registrar of the Common Stock to refuse to register the transfer of any LifeMap Shares in violation of the immediately preceding sentence.

7.                    PURCHASER NOT DEEMED A LIFEMAP SHAREHOLDER.  The Purchaser, solely in such Person's capacity as the holder of this Option, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of LifeMap for any purpose, nor shall anything contained in this Option be construed to confer upon the Purchaser, solely in such Person's capacity as the holder of this Option, any of the rights of a shareholder of LifeMap or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the purchase of the LifeMap Shares through the due exercise of this Option.  In addition, nothing contained in this Option shall be construed as imposing any liabilities on the Purchaser to purchase any securities or as a shareholder of the Company or LifeMap (other than upon exercise of this Option), whether such liabilities are asserted by the Company or LifeMap or by their respective creditors.  Notwithstanding this Section, the Company shall provide the Purchaser with copies of such notices and other information given to the Common Stock holders of LifeMap generally, promptly after receipt thereof by the Company, unless the Company believes that such information is material, nonpublic information regarding the Company or LifeMap.

8.                   NOTICES.  Any notice pursuant to this Agreement by the Purchaser to the Company shall be in writing and shall be delivered in person, or mailed first class, postage prepaid, or sent by air delivery service or by facsimile transmission (FAX) or email to the Company, at its office, Attention: Chief Financial Officer.  The address of the principal office of the Company is 1301 Harbor Bay Parkway, Alameda, California 94502; FAX (510) 521-3389; email rpeabody@biotimemail.com.  Any notice given pursuant to this Agreement by the Company to the Purchaser shall be in writing and shall be mailed first class, postage prepaid, or sent by air delivery service, or by facsimile transmission (FAX) or email or otherwise delivered to the Purchaser at the Purchaser’s address shown on the signature page of this Option.  Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

9.                     AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Option may only be amended by a written instrument signed by the Company and the Purchaser.

10.                 GOVERNING LAW; JURISDICTION.  This Option shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Option shall be governed by, the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California.  The Company and the Purchaser hereby irrevocably submit to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York and the County of Alameda and the United States District Court for the Northern District of California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

11.                 CONSTRUCTION; HEADINGS.  This Option shall be deemed to be jointly drafted by the Company and Purchaser and shall not be construed against any Person as the drafter hereof.  The headings of this Option are for convenience of reference and shall not form part of, or affect the interpretation of, this Option.

12.                 DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exchange Ratio or the arithmetic calculation of the LifeMap Shares purchasable upon the exercise of this Option, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Purchaser.  If the Purchaser and the Company are unable to agree upon such determination or calculation of the Exchange Ratio or the LifeMap Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Purchaser, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exchange Ratio to an independent, reputable investment bank selected by the Company and approved by the Purchaser or (b) the disputed arithmetic calculation of the LifeMap Shares to the Company's independent, outside accountant.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Purchaser of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13.                 REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Option shall be cumulative and in addition to all other remedies available under this Option, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Purchaser to pursue actual damages for any failure by the Company to comply with the terms of this Option.

14.                 SEVERABILITY.   If any provision of this Option is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Option so long as this Option as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

15.                 COMPANY'S REPRESENTATIONS AND WARRANTIES.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company has the power and authority to execute and deliver this Option and to perform all of its obligations hereunder.  This Option has been duly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable in accordance with its terms subject to:  (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) general principles of equity.  There is no lawsuit, arbitration proceeding, or administrative action or proceeding pending or threatened against the Company which questions the validity of this Option or any action taken or to be taken by the Company in connection with this Option or the transfer of the LifeMap Shares hereunder.  The Company owns beneficially of record, free and clear of any lien or other encumbrance, the LifeMap Shares, and upon exercise of the Option, the Purchaser will acquire good and valid title to such LifeMap Shares thereto, free and clear of any lien or other encumbrance.  The execution and delivery of this Option and consummation of the transactions contemplated by this Option (a) do not and will not violate any provisions of (i) any rule, regulation, statute, or law, (ii) the terms of any order, writ or decree of any court or judicial or regulatory authority or body, (iii) the Articles of Incorporation or bylaws of the Company, or (iv) the rules and regulations of the NYSE MKT applicable to the listing of the Company’s common shares, (b) will not conflict with or result in a breach of any condition or provision or constitute a default under or pursuant to the terms of any Material Contract (as defined in the Securities Purchase Agreement), and (c) will not result in the creation or imposition of any lien, charge or encumbrance upon any of the LifeMap Shares (other than pursuant to this Option) or upon any of the assets or properties of the Company.

16.                 REPRESENTATIONS AND WARRANTIES CONCERNING LIFEMAP.  LifeMap is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. There is no lawsuit, arbitration proceeding, or administrative action or proceeding pending or threatened against LifeMap which questions the validity of this Option or any action taken or to be taken by the Company in connection with this Option or the transfer of the LifeMap Shares hereunder.  The execution and delivery of this Option and consummation of the transactions contemplated by this Option (a) do not and will not violate any provisions of (i) any rule, regulation, statute, or law, (ii) the terms of any order, writ or decree of any court or judicial or regulatory authority or body or (iii) the Articles of Incorporation or bylaws of LifeMap, (b) will not conflict with or result in a breach of any condition or provision or constitute a default under or pursuant to the terms of any Material Contract of LifeMap (as defined in the Securities Purchase Agreement as if such contract was a contract to which LifeMap is a party), and (c) will not result in the creation or imposition of any lien, charge or encumbrance upon any of the LifeMap Shares (other than pursuant to this Option) or upon any of the assets or properties of LifeMap.  The authorized capital stock of LifeMap consists of: 2,250,000 shares of Preferred Stock, none of which are issued and outstanding, and 22,500,000 shares of Common Stock, of which 11,715,095 shares, are issued and outstanding.  All outstanding shares of LifeMap Common Stock are duly and validly authorized and issued, fully paid and nonassessable.  Except for up to 2,342,269 shares of Common Stock reserved for issuance to employees, directors and consultants under the terms of a stock option plan previously approved by LifeMap’s Board of Directors, there are no outstanding options, warrants, rights or obligations for the purchase or acquisition from LifeMap of any shares of capital stock.

17.                 CERTAIN DEFINITIONS.  For purposes of this Option, the following terms shall have the following meanings:

(a)        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b)        "Bloomberg" means Bloomberg Financial Markets.

(c)        "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)        "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg.  If the Company and the Purchaser are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(e)        "Common Stock" means (i) the Common Stock, no par value per share, of LifeMap, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(f)        "Eligible Market" means the NYSE, the NYSE MKT, The NASDAQ Global Market, The NASDAQ Global Select Market, the NASDAQ Capital Market, or the OTC Bulletin Board.

(g)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)        "Expiration Date" has the meaning ascribed in Section 1, provided, that, if March 4, 2019 falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next day that is not a Holiday shall apply.

(i)        "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(j)        "Principal Market" means the principal Eligible Market on which the Common Stock trades.

(k)        "Securities Act" means the Securities Act of 1933, as amended.

(l)        "Trading Day" means any day on which the Common Stock is traded on the Principal Market, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Purchaser have caused this Option Agreement to be duly executed as of the Effective Date.

By:
Name:
Title:

PURCHASER

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED PURCHASER TO EXERCISE THIS
OPTION TO PURCHASE LIFEMAP COMMON STOCK

BIOTIME, INC.

The undersigned Purchaser hereby exercises the right to purchase _________________ LifeMap Shares ("LifeMap Shares") of LifeMap Sciences, Inc., a California corporation, held by BioTime, Inc. (the "Company"), pursuant to the attached Option Agreement and tenders herewith __________ shares of Series A Preferred Stock, duly endorsed in blank, in exchange for such LifeMap Shares.

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Option Agreement.

Date:	_______________ __, ______

Name of Registered Purchaser

By:
Name:
Title:

[NOTE:  The above signature should correspond exactly with the name of the Purchaser in the Option Agreement]

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [Transfer Agent] to issue the above indicated number of LifeMap Shares in accordance with the Transfer Agent Instructions dated ________ from the Company and acknowledged and agreed to by [Transfer Agent].

BIOTIME, INC.

By:
Name:
Title: